Exhibit 99.2

Global Partners LP

Unaudited pro forma combined

financial statements

The following unaudited pro forma combined financial data is based upon the historical audited consolidated financial data of Global Partners LP and its subsidiaries (the “Partnership”) and AE Holdings Corp. and its subsidiaries (“AE Holdings”) and has been prepared to reflect the Partnership’s March 1, 2012 acquisition from AE Holdings of 100% of the outstanding membership interests in Alliance Energy LLC (“Alliance”). Prior to the closing of the acquisition, Alliance was wholly owned by AE Holdings, which is approximately 95% owned by members of the Slifka family.

The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of the Partnership and AE Holdings, giving effect to the acquisition as if it had been consummated on December 31, 2011, and the unaudited pro forma combined statements of income for the year ended December 31, 2011 and for the nine months ended September 30, 2012 combine the historical statements of income of the Partnership and AE Holdings, giving effect to the acquisition as if it had occurred on January 1, 2011. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of operations.

These unaudited pro forma combined financial statements should be read in conjunction with the Partnership’s historical audited consolidated financial statements and related notes previously filed with the Securities and Exchange Commission and AE Holdings’s audited consolidated financial statements and accompanying notes filed along with this data. The unaudited pro forma combined financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been completed at the dates indicated. It may be necessary to further reclassify AE Holdings’s consolidated financial statements to conform to those classifications that are determined by the combined company to be most appropriate. While some reclassifications of prior periods have been included in the unaudited pro forma combined financial statements, further reclassifications may be necessary.

The unaudited pro forma combined financial statements were prepared using the purchase method of accounting with the Partnership treated as the acquiring entity. Accordingly, consideration paid by the Partnership to complete the acquisition of Alliance was preliminarily allocated to Alliance’s assets and liabilities based upon their estimated fair values as of March 1, 2012, the date of completion of the acquisition. The preliminary allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Additionally, a final determination of the fair value of Alliance’s assets and liabilities will be based on the actual net tangible and intangible assets of Alliance that exist as of the date of the acquisition. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed, and have been made solely for the purpose of providing the unaudited pro forma combined financial information presented below. The Partnership, with the assistance of an independent appraisal firm, estimated on a preliminary basis the fair value of Alliance’s assets and liabilities based on discussions with the Partnership’s management, due diligence and information presented in public filings.

Global Partners LP

Unaudited pro forma combined balance sheet

December 31, 2011

	Historical		Pro forma adjustments
In thousands	Global Partners LP	AE Holdings Corp.	Reclassifications		Other adjustments		Pro forma combined
Assets
Current assets:
Cash and cash equivalents	$4,328	$1,547	$—		$(1,547	)(e)	$4,328
Accounts receivable, net	621,670	26,522	2,419	(a)	(4,700	)(f)	645,911
Accounts receivable—affiliates	1,776	2,419	(2,419	)(a)	(943	)(g)	833
Inventories	664,144	11,545	—		—		675,689
Brokerage margin deposits	43,935	—	—		—		43,935
Fair value of forward fixed price contracts	15,450	—	—		—		15,450
Prepaid expenses and other current assets	61,561	4,544	—		—		66,105
Total current assets	1,412,864	46,577	—		(7,190)		1,452,251
Property and equipment, net	408,850	204,351	—		90,543	(f)	703,744
Goodwill	—	8,960	—		14,592	(h)	23,552
Intangible assets, net	36,710	4,477	—		28,808	(i)	69,995
Other assets	10,427	6,420	—		—		16,847
Total non-current assets	455,987	224,208	—		133,943		814,138
Total assets	$1,868,851	$270,785	$—		$126,753		$2,266,389
Liabilities and partners’ equity
Current liabilities:
Accounts payable	$575,776	$36,947	$—		$—		$612,723
Accounts payable—affiliate	—	943	—		(943	)(g)	—
Working capital revolving credit facility—current portion	62,805	—	—		22,800	(j)	85,605
Current portion of long-term debt	—	22,800			(22,800	)(e)	—
Environmental liabilities—current portion	2,936	—	500	(b)	—		3,436
Trustee taxes payable	76,523	—	11,468	(c)	—		87,991
Accrued expenses and other current liabilities	41,307	14,686	(11,968	)(b)(c)	—		44,025
Obligations on forward fixed price contracts and other derivatives	11,707	—	—		—		11,707
Total current liabilities	771,054	75,376	—		(943)		845,487
Working capital revolving credit facility—less current portion	526,095	—	—		(32,902	)(j)	493,193
Revolving credit facility	205,000	—	—		192,000	(j)	397,000
Revolving line of credit—less current portion	—	89,175			(89,175	)(e)	—
Senior term debt—less current portion	—	56,250			(56,250	)(e)	—
Environmental liabilities—less current portion	27,303	—	2,114	(d)	19,386	(k)	48,803
Other long-term liabilities	24,110	12,192	(2,114	)(d)	1,916	(e)(f)	36,104
Total long-term liabilities	782,508	157,617	—		34,975		975,100
Total liabilities	1,553,562	232,993	—		34,032		1,820,587
Partners’ equity
Common unitholders	336,103	9	—		130,504	(l)	466,616
General partner interest	(319)	—	—		—		(319)
Retained earnings	—	42,292	—		(42,292	)(l)	—
Accumulated other comprehensive loss	(20,495)	(4,509)	—		4,509	(e)(l)	(20,495)
Total partners’ equity	315,289	37,792	—		92,721		445,802
Total liabilities and partners’ equity	$1,868,851	$270,785	$—		$126,753		$2,266,389

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Global Partners LP

Unaudited pro forma combined statement of income

December 31, 2011

	Historical		Pro forma adjustments
(In thousands, except per unit data)	Global Partners LP	AE Holdings Corp.	Reclassifications		Other adjustments		Pro forma combined
Sales	$14,835,729	$1,761,232	$16,337	(a)	$(189,887	)(e)(g)	$16,423,411
Station rental revenues	—	16,337	(16,337	)(a)	—		—
Cost of sales	14,626,131	1,649,854	13,672	(b)	(188,172	)(e)(f)	16,101,485
Gross profit	209,598	127,715	(13,672)		(1,715)		321,926
Costs and operating expenses:
Selling, general and administrative expenses	78,605	83,685	(61,306	)(c)(d)	(2,662	)(g)	98,322
Operating expenses	73,534	—	61,069	(c)	—		134,603
Restructuring charges	2,030	—	—		—		2,030
Gain on sales and dispositions of property and equipment, net	—	(237)	237	(d)	—		—
Amortization expense(1)	4,800	15,272	(13,672	)(b)	1,729	(h)	8,129
Total costs and operating expenses	158,969	98,720	(13,672)		(933)		243,084
Operating income	50,629	28,995	—		(782)		78,842
Other (expense) income
Interest expense	(31,209)	(11,620)	—		4,344	(i)	(38,485)
Change in fair value of warrant liability	—	(2,214)	—		2,214	(j)	—
Gain on derivative contracts, net	—	296	—		(296	)(k)	—
Total other (expense) income	(31,209)	(13,538)	—		6,262		(38,485)
Income before income tax expense	19,420	15,457	—		(5,480)		40,357
Income tax expense	(68)	(100)	—		—		(168)
Net income	19,352	15,357	—		5,480		40,189
Less: General partner’s interest in net income, including incentive distribution rights	(684)	—	—		(270	)(l)	(954)
Limited partners’ interest in net income	$18,668	$15,357	$—		$5,210		$39,235
Basic net income per limited partner unit	$0.88						$1.45
Diluted net income per limited partner unit	$0.87						$1.44
Basic weighted average limited partner units outstanding	21,280				5,850	(m)	27,130
Diluted weighted average limited partner units outstanding	21,474				5,850	(m)	27,324

(1)                                 Includes depreciation and amortization expense for AE Holdings Corp. on a historical basis.

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Global Partners LP

Unaudited pro forma combined statement of income

for the nine months ended September 30, 2012

	Historical		Pro forma adjustments
(In thousands, except per unit data)	Global Partners LP	AE Holdings Corp.	Reclassifications		Other adjustments		Pro forma combined
Sales	$12,508,738	$271,995	$2,808	(n)	$(40,579	)(r)(t)	$12,742,962
Station rental revenues	—	2,808	(2,808	)(n)	—		—
Cost of sales	12,280,124	258,881	2,632	(o)	(40,666	)(r)(s)	12,500,971
Gross profit	228,614	15,922	(2,632)		87		241,991
Costs and operating expenses:
Selling, general and administrative expenses	70,608	17,494	(10,460	)(p)(q)	(443	)(t)	77,199
Operating expenses	100,692	—	10,484	(p)	—		111,176
Loss on sales and dispositions of property and equipment, net	—	24	(24	)(q)	—		—
Amortization expense(1)	5,373	2,910	(2,632	)(o)	555	(u)	6,206
Total costs and operating expenses	176,673	20,428	(2,632)		112		194,581
Operating income (loss)	51,941	(4,506)	—		(25)		47,410
Other (expense) income
Interest expense	(27,705)	(1,159)	—		(54	)(v)	(28,918)
Loss on derivative contracts, net	—	(2,051)	—		2,051	(w)	—
Total other (expense) income	(27,705)	(3,210)	—		1,997		(28,918)
Income before income tax expense	24,236	(7,716)	—		1,972		18,492
Income tax expense	(228)	—	—		—		(228)
Net income (loss)	24,008	(7,716)	—		1,972		18,264
Less: General partner’s interest in net income, including incentive distribution rights	(733)	—	—		12	(x)	(721)
Limited partners’ interest in net income	$23,275	$(7,716)	$—		$1,984		$17,543
Basic net income per limited partner unit	$0.89						$0.64
Diluted net income per limited partner unit	$0.89						$0.64
Basic weighted average limited partner units outstanding	26,085				1,281	(y)	27,366
Diluted weighted average limited partner units outstanding	26,258				1,281	(y)	27,539

(1)                                 Includes depreciation and amortization expense for AE Holdings Corp. on a historical basis.

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Global Partners LP

Notes to unaudited pro forma combined financial statements

Note 1.         Basis of presentation

On March 1, 2012, Global Partners LP (the “Partnership”) acquired from AE Holdings Corp. (“AE Holdings”) 100% of the outstanding membership interests in Alliance Energy LLC (“Alliance”).

The accompanying unaudited pro forma combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of the Partnership and AE Holdings, after giving effect to the acquisition and adjustments described in these notes, and are intended to reflect the impact of the acquisition on the Partnership. The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Partnership’s and Alliance’s operations.

The unaudited pro forma combined balance sheet reflects the acquisition as if it was completed on December 31, 2011 and includes pro forma adjustments for the Partnership’s preliminary valuations of certain tangible and intangible assets acquired and environmental liabilities assumed. These adjustments are subject to further adjustment as additional information becomes available and additional analyses are completed. The unaudited pro forma combined statements of income reflect the acquisition as if it had been completed on January 1, 2011.

The unaudited pro forma combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess of the purchase price over the net assets acquired which represents goodwill. The purchase price allocation included within these unaudited pro forma combined financial statements is based upon a purchase price of approximately $312.4 million. See Note 2.

Note 2.         Preliminary allocation of acquisition consideration

The purchase price for the acquisition of approximately $312.4 million includes a cash payment of $181.9 million which was funded by the Partnership through additional borrowings under its revolving credit facility. The consideration also includes the issuance of 5,850,000 common units representing limited partner interests in the Partnership which had a fair value of $22.31 per unit on March 1, 2012, resulting in equity consideration of $130.5 million.

The following is a summary of the purchase price as of the date of acquisition (in thousands, except units):

Number of common units issued	5,850,000
Price per common unit on March 1, 2012, date of acquisition	$22.31
Total fair value of common units issued		$130,513
Cash consideration		181,898
Total purchase price		$312,411

The following table presents the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Assets purchased:
Accounts receivable	$18,801
Inventory	11,421
Prepaid expenses	3,235
Property and equipment	294,894
Intangibles	33,285
Other non-current assets	4,861
Total identifiable assets purchased	366,497
Liabilities assumed:
Accounts payable	(36,975)
Assumption of environmental liabilities	(22,000)
Trustee taxes payable	(9,969)
Accrued expenses	(2,211)
Long-term deferred taxes	(6,425)
Other non-current liabilities	(5,629)
Total liabilities assumed	(83,209)
Net identifiable assets acquired	283,288
Goodwill	29,123
Net assets acquired	$312,411

Global Partners LP

Notes to unaudited pro forma combined financial statements

Note 3.        Pro forma adjustments

The unaudited pro forma combined financial data includes the following adjustments (i) to reclassify certain amounts to conform Alliance’s historical financial statements to the Partnership’s balance sheet and statements of income and (ii) to give effect to the acquisition based on preliminary estimates which may change as additional information is obtained:

Balance sheet at December 31, 2011

(a)                                 To reclassify $2.4 million out of accounts receivable—affiliate to accounts receivable, net in order to conform to the Partnership’s presentation.

(b)                                 To reclassify $0.5 million out of accrued expenses and other current liabilities to environmental liabilities—current portion in order to conform to the Partnership’s presentation.

(c)                                  To reclassify $11.5 million out of accrued expenses and other current liabilities to trustee taxes payable in order to conform to the Partnership’s presentation.

(d)                                 To reclassify $2.1 million out of other long-term liabilities to environmental liabilities—less current portion in order to conform to the Partnership’s presentation.

(e)                                  To eliminate assets, liabilities and debt not assumed by the Partnership in the acquisition of Alliance.

(f)                                   To record the estimated fair value adjustment representing the difference in the book value and the estimated fair value of assets and liabilities assumed in the acquisition of Alliance.

(g)                                  To eliminate AE Holdings’s accounts receivable—affiliate from and accounts payable to the Partnership.

(h)                                 Pro forma adjustments to goodwill consist of the following (in thousands):

Elimination of pre-existing AE Holdings goodwill	$(8,960)
Recording of estimated goodwill	23,552
Total	$14,592

The estimated goodwill represents the excess of the preliminary purchase price paid on March 1, 2012 for the acquisition over the amounts assigned to assets acquired and liabilities assumed based on their estimated fair values as of December 31, 2011 and any acquired identifiable intangible assets. The goodwill recognized is attributed to the enhancement of the Partnership’s year-round income stream and building on the vertical integration between the Partnership’s supply, teminaling and wholesale business and its portfolio of gas station locations across the Northeast. The difference between the goodwill above of $23.6 million and the goodwill reported in Note 2 of $29.1 million is due to changes in working capital from December 31, 2011 to March 1, 2012.

(i)                                     Pro forma adjustments to intangible assets consist of the following (in thousands):

Elimination of pre-existing AE Holdings intangible assets, net	$(4,477)
Record the fair value of estimated intangible assets at acquisition date	33,285
Total	$28,808

(j)                                    To recognize the effect of the cash consideration paid to acquire Alliance which was financed through proceeds from the Partnership’s revolving credit facility.

(k)                                 To record a $19.4 million adjustment to environmental liabilities. The liability for environmental matters, which were recorded on an undiscounted basis, has been estimated by the Partnership with the assistance from a third party consultant. Based on a preliminary analysis received to date, the estimated provision for environmental matters

Global Partners LP

Notes to unaudited pro forma combined financial statements

related to Alliance is $22.0 million ($0.5 million current and $21.5 million non-current). This provision represents the estimated contingency related to such environmental matters. Upon completion of this analysis, including a review of the legal and environmental requirements related to the remediation costs associated with future removal or replacement of underground gas storage tanks at the Alliance gas station locations, changes may result to the estimated provision for environmental matters.

(l)                                     Adjustments to equity represent the elimination of AE Holdings’s historical equity and the recording of the issuance of 5,850,000 common units of the Partnership.

Elimination of pre-existing AE Holdings common stock	$(9)
Record the issuance of 5,850,000 common units of the Partnership	130,513
Total	$130,504

Income statement for the year ended December 31, 2011

(a)                                 To reclassify $16.3 million out of station rental revenues to sales in order to conform to the Partnership’s presentation.

(b)                                 To reclassify $13.7 million out of depreciation and amortization to cost of sales in order to conform to the Partnership’s presentation.

(c)                                  To reclassify $61.1 million out of selling, general and administrative expenses to operating expenses in order to conform to the Partnership’s presentation.

(d)                                 To reclassify $0.2 million out of gain on sales and dispositions of property and equipment, net to selling, general and administrative expenses.

(e)                                  To eliminate $187.1 million and $187.1 million in intercompany sales and cost of sales, respectively.

(f)                                   Pro forma adjustments to depreciation expense for purchased property and equipment (in thousands):

Elimination of pre-existing AE Holdings depreciation	$(13,672)
Record depreciation for acquired property and equipment	12,600
Total	$(1,072)

(g)                                  Pro forma adjustments to selling, general and administrative expenses consist of the following (in thousands):

Elimination of management fee(1)	$(2,600)
Elimination of shared services(2)	(187)
Annual increase in compensation in connection with the acquisition	125
Total	$(2,662)

(1)                                 To eliminate $2.6 million in management fees. Prior to the acquisition, Global Companies LLC, a wholly-owned subsidiary of the Partnership, entered into management agreements with Alliance in connection with the Partnership’s September 2010 acquisition of retail gas stations from ExxonMobil. The management fee was $2.6 million for the year ended December 31, 2011. In connection with the acquisition of Alliance, the management agreements were terminated without penalty.

(2)                                 To eliminate $0.2 million in income and selling, general and expenses related to a shared service agreement. Prior to the acquisition of Alliance, the Partnership was a party to an Amended and Restated Services Agreement with Alliance. Pursuant to the agreement, the Partnership provided certain administrative, accounting and information processing services, and the use of certain facilities, to Alliance. These fees were recorded as an offset to selling, general and administrative expenses. On March 9, 2012, in connection with the acquisition of Alliance, the agreement was terminated without penalty. There were no settlement gains or losses recognized as a result of the termination of this agreement.

Global Partners LP

Notes to unaudited pro forma combined financial statements

(h)                                 To record the following adjustments to amortization expense of purchased intangible assets (in thousands):

Elimination of pre-existing AE Holdings amortization	$(1,600)
Record amortization for the estimated value of acquired intangible assets	3,329
Total adjustment for amortization of intangible assets	$1,729

(i)                                     To record the following adjustments to interest expense on debt (in thousands):

Elimination of pre-existing AE Holdings interest expense	$11,620
Record interest expense on the incremental debt incurred as a result of the acquisition(1)	(7,276)
Total adjustment for interest expense	$(4,344)

(1)                                 The Partnership funded the acquisition in part through additional borrowing from its revolving credit facility. As a result, the Partnership has assumed an additional $181.9 million of incremental debt outstanding at an average interest rate of 4%, which represents the incremental borrowing rate as of the acquisition date.

(j)                                    To eliminate $2.2 million the change in fair value of warrant liability, due to the fact this warrant was settled in connection with the acquisition and was, therefore, not part of the liabilities assumed. As such, the financial statement impact has been eliminated.

(k)                                 To eliminate $0.3 million gain on derivative contracts that was not included in the assets and liabilities assumed. Such amounts were settled in connection with the acquisition. As such, the financial statement impact has been eliminated.

(l)                                     To record the pro forma impact of the general partner interest in net income.

(m)                             To record the issuance of the 5,850,000 common units issued to fund the Alliance acquisition, as if they were issued and outstanding on January 1, 2011.

Income statement for the nine months ended September 30, 2012

(n)                                 To reclassify $2.8 million out of station rental revenues to sales in order to conform to the Partnership’s presentation.

(o)                                 To reclassify $2.6 million out of depreciation and amortization to cost of sales in order to conform to the Partnership’s presentation.

(p)                                 To reclassify $10.5 million out of selling, general and administrative expenses to operating expenses in order to conform to the Partnership’s presentation.

(q)                                 To reclassify $24,000 out of loss on sales and dispositions of property and equipment, net to selling, general and administrative expenses.

(r)                                    To eliminate $40.1 million and $40.1 million in intercompany sales and cost of sales, respectively.

(s)                                   Pro forma adjustments to depreciation expense of purchased property and equipment (in thousands):

Elimination of pre-existing AE Holdings depreciation	$(2,632)
Record pro forma depreciation for acquired property and equipment	2,100
Total	$(532)

(t)                                    Pro forma adjustments to selling, general and administrative expenses consist of the following (in thousands):

Elimination of the pro forma amount of the annual management fee	$(433)
Elimination of shared services	(31)
Pro forma increase in compensation in connection with the acquisition	21
Total	$(443)

(u)                                 To record the following adjustments to amortization expense of purchased intangible assets (in thousands):

Elimination of pre-existing AE Holdings amortization	$(278)
Record amortization for the estimated value of acquired intangible assets	833
Total adjustment for amortization of intangible assets	$555

Global Partners LP

Notes to unaudited pro forma combined financial statements

(v)                                 To record the following adjustments to interest expense on debt (in thousands):

Elimination of pre-existing AE Holdings interest expense	$(1,159)
Record pro forma interest expense on the incremental debt incurred as a result of the acquisition(1)	1,213
Total adjustment for interest expense	$54

(1)                                 The Partnership funded the acquisition in part through additional borrowing from its revolving credit facility. As a result, the Partnership has assumed an additional $181.9 million of incremental debt outstanding at an average interest rate of 4%, which represents the incremental borrowing rate as of the acquisition date.

(w)                               To eliminate $2.0 million loss on derivative contracts that was not included in the assets and liabilities assumed. Such amounts were settled prior to the acquisition date. As such, the financial statement impact has been eliminated.

(x)                                 To record the pro forma impact of the general partner interest in net income.

(y)                                 To record the issuance of the 5,850,000 common units issued to fund the Alliance acquisition, as if they were issued and outstanding on January 1, 2011.